AMENDMENT NO. 1

                                       TO

                       TRUST INDENTURE AND MORTGAGE [___]


            Amendment No. 1, dated as of [_____], to Trust Indenture and Mortgage [___], dated as of [____________] (the "TRUST INDENTURE"), between Continental Airlines, Inc. ("OWNER"), Wilmington Trust Company, in its individual capacity acting as a "securities intermediary" and Eligible Institution (the "SECURITIES INTERMEDIARY"), and Wilmington Trust Company, not in its individual capacity, except as expressly stated therein, but solely as Mortgagee ("MORTGAGEE").

                              W I T N E S S E T H :
                              - - - - - - - - - -


            WHEREAS, Owner and Mortgagee entered into the Trust Indenture and Trust Indenture and Mortgage [___] Supplement No. 1, dated [____________], which were recorded as one instrument by the FAA on [____________] and were assigned Conveyance No. [__]; and

            WHEREAS, Owner has elected to issue the Series D Equipment Notes as permitted by the Trust Indenture, and in connection with such issuance, Owner has requested certain amendments to the Trust Indenture pursuant to Section 10.01(b)(vii) of the Trust Indenture.

            NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. DEFINITIONS. Unless otherwise defined or provided herein, terms used herein that are defined in the Trust Indenture, as amended by this Amendment, have such respective defined meanings.

            SECTION 2. AMENDMENTS.

            SECTION 2.1 GRANTING CLAUSE.

            The Granting Clause is amended by inserting after "to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the Participation Agreement and in the Equipment Notes" the following: "and to secure the Related Secured Obligations and the performance and observance by the Owner of all agreements, covenants and provisions contained in the Related Equipment Notes".

            SECTION 2.2. FORM OF EQUIPMENT NOTES.

            (a) The form of Equipment Note included in Section 2.01 is amended by deleting in footnotes 1, 2 and 7 "Series A-2 or Series C-2 Equipment Notes" in each such footnote and inserting in lieu thereof "Series A-2, Series C-2 or Series D Equipment Notes". [References to Series A-1, A-2, C-1 and C-2 to be modified as appropriate for each Prior Series]

            (b) The form of Equipment Note is further amended to insert in the third sentence of the first paragraph a footnote "2A" at the end thereof and to insert at the bottom of the page on which footnote 2A appears in the text the following:

            "2A. In the case of Series D Equipment Notes, this sentence shall read as follows: `Accrued but unpaid interest shall be due and payable in semiannual installments commencing on December 1, 2001, and thereafter on June 1 and December 1 of each year, to and including [_____].'"

            (c) The form of Equipment Note is further amended by inserting in the third and fourth sentences of the seventh paragraph after "to the Trust Indenture" the following: "[and the Related Indentures]2B".

            (d) The form of Equipment Note is further amended by inserting in the fourth sentence of the seventh paragraph after "the security for, this Equipment Note" the following "[(including as a "Related Equipment Note" under each of the Related Indentures)]2B".

            (e) The form of Equipment Note is further amended by inserting at the bottom of the page on which footnote 2B appears in the text the following:

            "2B. To be inserted in the case of Series D Equipment Notes."

            SECTION 2.3 ISSUANCE AND TERMS OF EQUIPMENT NOTES.

            (a) Section 2.02 is amended to add the following at the end of the first paragraph: "If Series D Equipment Notes are issued hereunder and subsequently repaid in full, Owner shall thereafter have the option to again issue Series D Equipment Notes on the same or different terms, subject to the terms of the Class D Note Purchase Agreement (including without limitation
Section 4(a)(vi) of the Class D Note Purchase Agreement)."

            (b) Section 2.02 is further amended by inserting at the end of the first sentence of the second paragraph the following:

          "(or, in the case of the Series D Equipment Notes, payable in arrears on December 1, 2001, and on each June 1 and December 1 thereafter until maturity)".

            (c) Section 2.02 is further amended by deleting the parenthetical in clause (i) of the second sentence of the second paragraph and substituting therefor: "(or, in the case of the Series D Equipment Notes, as set forth in an amendment to this Trust Indenture)".

            (d) Section 2.02 is further amended by inserting at the end of the third paragraph the following: "The Owner agrees to pay to the Mortgagee for distribution in accordance with Section 3.04 hereof Owner's Class D Share of [(i)] all compensation and reimbursement of expenses, disbursements and advances payable by Owner under the Class D Pass Through Trust Agreement [and (ii) in the event Owner requests any amendment to any Operative Agreement, any Pass Through Agreement, the Class D Pass Through Trust Agreement or the Class D Note Purchase Agreement, all reasonable fees and expenses (including without limitation, fees and disbursements of counsel) of the "Escrow Agent" and "Paying Agent" (as such terms are defined in the Class D Note Purchase Agreement) in connection therewith payable by the Class D Pass Through Trustee under the Class D Escrow Agreement.] [2000-2 only] As used herein, "Owner's Class D Share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Series D Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of the Series D Equipment Notes and all Related Equipment Notes.

            (e) Section 2.02 is further amended by inserting at the end of the last sentence of such Section the following: "(or, in the case of the Series D Equipment Notes, as set forth in an amendment to this Trust Indenture)".

            SECTION 2.4 TERMINATION OF INTEREST IN COLLATERAL.

            Section 2.06 is amended by inserting after "and under the other Operative Agreements by the Owner" the following: "and all Related Secured Obligations".

            SECTION 2.5 MANDATORY REDEMPTION OF EQUIPMENT NOTES.

            Section 2.10 is amended by inserting after "and all other Secured Obligations" the following: "(other than Related Secured Obligations)".

            SECTION 2.6 VOLUNTARY REDEMPTIONS OF EQUIPMENT NOTES.

            Section 2.11 is amended by inserting after "and all other Secured Obligations" the following: "(other than Related Secured Obligations)".

            SECTION 2.7 SUBORDINATION.

            (a) Section 2.13(a) is amended and restated to read in its entirety as follows:

            "(a) The Owner, each Note Holder (by acceptance of its Equipment Notes of any Series) and each Related Note Holder (by acceptance of its Related Equipment Note), hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series or owed to such Related Note Holder, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 5.01(v), (vi) or (vii) hereof, except as expressly provided in Article III hereof."

            (b) Section 2.13(b) is amended by inserting at the end thereof the following:

            "By the acceptance of its Related Equipment Notes, each Related Note Holder agrees that in the event that such Related Note Holder, in its capacity as a Related Note Holder, shall receive any payment or distribution pursuant to this Trust Indenture on any Related Secured Obligations which it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.13(c) hereof) and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof."

            (c) Section 2.13(c) is amended by deleting "and" before clause (iii) and inserting in lieu thereof a comma and by inserting at the end of clause
(iii) the following: "and (iv) after the Secured Obligations in respect of the Series C-1 or C-2 Equipment Notes have been paid in full, the Note Holders of the Series D until the Secured Obligations in respect of the Series D Equipment Notes have been paid in full".

            SECTION 2.8 EVENT OF LOSS; REPLACEMENT; OPTIONAL REDEMPTION.

            Section 3.02 is amended by inserting in the first paragraph after "to all other Secured Obligations" the following "then due".

            SECTION 2.9 PAYMENTS AFTER EVENT OF DEFAULT.

            Section 3.03 is amended by inserting in clause "Third" after paragraph (iv) the following:

     "(v) after giving effect to paragraph (iv) above, so much of such payments or amounts remaining as shall be required to pay in full all Related Secured Obligations in respect of the Same Series Related Equipment Notes then due shall be distributed to the Same Series Related Note Holders, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, to each Same Series Related Note Holder in the proportion that the aggregate unpaid Related Secured Obligations in respect of Same Series Related Equipment Notes then due held by such holder bears to the aggregate unpaid Related Secured Obligations in respect of Same Series Related Equipment Notes then due; PROVIDED, that if no Related Secured Obligations in respect of Same Series Related Equipment Notes shall then be due and payable, such remaining amounts and any invested Cash Equivalents shall be held by the Mortgagee in an Eligible Account in accordance with the provisions of Section 3.07 (and invested as provided in Section 6.06 hereof) as additional security for the Related Secured Obligations, and such amounts (and any investment earnings thereon) shall be distributed from time to time in accordance with the foregoing provisions of this paragraph (v) as and to the extent any Related Secured Obligation in respect of Same Series Related Equipment Notes shall at any time and from time to time become due and remain unpaid after the giving of any required notice and the expiration of any applicable grace period; and, upon the payment in full of all Related Secured Obligations in respect of the Same Series Related Equipment Notes, the balance, if any, of any such remaining amounts and investment earnings thereon shall be applied as provided in paragraph (vi) of this clause Third; and

     (vi) after giving effect to paragraph (v) above, so much of such payments or amounts remaining as shall be required to pay in full all Related Secured Obligations in respect of Other Related Equipment Notes then due shall be distributed to the Other Related Note Holders, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, to each Other Related Note Holder in the proportion that the aggregate unpaid Related Secured Obligations in respect of Other Related Equipment Notes then due held by such holder bears to the aggregate unpaid Related Secured Obligations in respect of Other Related Equipment Notes then due; PROVIDED, that if no Related Secured Obligations in respect of Other Related Equipment Notes shall then be due and payable, such remaining amounts and any invested Cash Equivalents shall be held by the Mortgagee in an Eligible Account in accordance with the provisions of Section 3.07 (and invested as provided in Section 6.06 hereof) as additional security for the Related Secured Obligations, and such amounts (and any investment earnings thereon) shall be distributed from time to time in accordance with the foregoing provisions of this paragraph (vi) as and to the extent any Related Secured Obligation in respect of Other Related Equipment Notes shall at any time and from time to time become due and remain unpaid after the giving of any required notice and the expiration of any applicable grace period; and, upon the payment in full of all Related Secured Obligations in respect of the Other Related Equipment Notes, the balance, if any, of any such remaining amounts and investment earnings thereon shall be applied as provided in clause Fourth of this Section 3.03; and"

            SECTION 2.10 COOPERATION; SECURITIES ACCOUNT.

            Article III is amended by inserting after Section 3.05 the following new Sections:

            "SECTION 3.06. COOPERATION

            Prior to making any distribution under this Article III, the Mortgagee shall consult with the Related Mortgagees to determine amounts payable with respect to the Related Secured Obligations. The Mortgagee shall cooperate with the Related Mortgagees and shall provide such information as shall be reasonably requested by each Related Mortgagee to enable such Related Mortgagee to determine amounts distributable under Article III of its Related Indenture.

            "SECTION 3.07 SECURITIES ACCOUNT

            In furtherance of the provisions of Section 3.03 of the Trust Indenture as amended hereby, WTC agrees to act as an Eligible Institution under the Trust Indenture in accordance with the provisions of the Trust Indenture (in such capacity, the "SECURITIES INTERMEDIARY"). Except in its capacity as Mortgagee, WTC waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by Owner. The Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in the Trust Indenture, (i) any amounts to be held by the Mortgagee pursuant to paragraphs (v) and (vi) of clause "Third" of Section 3.03 and any investment earnings thereon or other Cash Equivalents will be credited to an Eligible Account (the "Securities Account") for which it is a "securities intermediary" (as defined in Section 8-102(a)(14) of the NY UCC) and the Mortgagee is the "entitlement holder" (as defined in Section 8-102(a)(17) of the NY UCC) of the "securities entitlement" (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each "financial asset" (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Cash Equivalents and all other property acquired with cash credited to the Securities Account will be credited to the Securities Account, (iii) all items of property (whether cash, investment property, Cash Equivalents, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a "financial asset" under Article 8 of the NY UCC, (iv) its "securities intermediary's jurisdiction" (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered from and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be indorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of the Owner, payable to or to the order of the Owner or specially indorsed to the Owner except to the extent the foregoing have been specially endorsed by the Owner to the Securities Intermediary or in blank. The Mortgagee agrees that it will hold (and will indicate clearly in its books and records that it holds) its "securities entitlement" to the "financial assets" credited to the Securities Account in trust for the benefit of the Note Holders and each of the Indenture Indemnitees as set forth in the Trust Indenture. The Owner acknowledges that, by reason of the Mortgagee being the "entitlement holder" in respect of the Securities Account as provided above, the Mortgagee shall have the sole right and discretion, subject only to the terms of the Trust Indenture, to give all "entitlement orders" (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Owner."

            SECTION 2.11 POSSESSION, OPERATION AND USE, ETC.

            Section 4.02(b) is amended by inserting in the last paragraph thereof (i) after the words "each Note Holder" in the two instances that they appear the following "and Related Note Holder" and (ii) after "Equipment Note" the following: "and a Related Equipment Note, respectively,".

            SECTION 2.12 REMEDIES.

            Section 5.02(e) is amended to insert after "so long as" the following: "the Class D Pass Through Trustee or".

            [SECTION 2.13 INVESTMENT OF AMOUNTS HELD BY MORTGAGEE] [97-4 ONLY]

            Section 6.06 is amended by inserting after the last sentence thereof the following: "All Cash Equivalents held by the Mortgagee pursuant to this

Section 6.06 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Mortgagee, or (b) held in an Eligible Account." [Remaining sections to be renumbered in 97-4]

            SECTION 2.13 INSTRUCTIONS OF MAJORITY; LIMITATIONS.

            [ 97-4 only: (a)] Section 10.01(a) is amended to insert at the end of clause (iv) of the first sentence the following:

          "; PROVIDED, FURTHER, that without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify Section 3.03 or deprive any Related Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof."

            [97-4 only: (b) Section 10.01(a) is further amended by inserting after the parenthetical in clause (iii) of the proviso therein the following:
"or the other Indenture Indemnitees".]

            SECTION 2.14 TERMINATION OF TRUST INDENTURE.

            Section 11.01 is amended by deleting in the first sentence "under the Participation Agreement or other Operative Agreement," and inserting in lieu thereto "under the Participation Agreement, other Operative Agreement or any Related Indenture,".

            [97-4, 98-1, 98-3, 99-1, 99-2, 2000-1 ONLY: SECTION 2.14A
BANKRUPTCY.

            Section 11.13 is amended to insert after the words "and Parts" the following: "and to enforce any of its other rights or remedies".]

            SECTION 2.15 ANNEX A.

            (a) The definition of "Class D Issuance Date" is amended by deleting "Pass Through Certificates" and substituting therefor "pass through certificates".

            (b) The definition of "Class D Pass Through Trust" is amended by deleting "2000-2D" and replacing it with "2001-2D".

            (c) The definition of "Debt Rate" is amended by inserting at the end thereof the following: "(or, in case of the Series D Equipment Notes, as specified in an amendment to the Trust Indenture)".

            (d) The definition of "Indemnitee" is amended by inserting at the end of clause (v) the following: "[2000-2 only: the Class D Escrow Agent, the Class D Paying Agent,] the Class D Pass Through Trustee and each Related Note Holder,".

            (e) The definition of "Indenture Indemnitee" is amended by inserting at the end of clause (v) the following: ", [2000-2 only: the Class D Escrow Agent, the Class D Paying Agent,] the Class D Pass Through Trustee and each Related Note Holder,".

            (f) The definition of "Intercreditor Agreement" is amended by inserting after "Issuance Date" the following: ", as amended by Amendment No. 1 thereto, dated as of the Class D Issuance Date,".

            (g) The definition of "Payment Date" is amended by inserting at the end thereof the following: "(or, in the case of the Series D Equipment Notes, each June 1 and December 1, commencing on December 1, 2001)".

            (h) The definition of "Pass Through Agreements" is amended to insert after "Escrow Agreements," the following: "the Class D Pass Through Agreement, the Class D Note Purchase Agreement, [2000-2 only: the Class D Deposit Agreement, the Class D Escrow Agreement,]"

            (i) The following new definitions shall be inserted in Annex A in appropriate alphabetical order:

            "CLASS D DEPOSIT AGREEMENT" means the Deposit Agreement (as defined in the Class D Note Purchase Agreement); provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Agreement shall be effective unless consented to by Owner. [2000-2 only]

            "CLASS D DEPOSITARY" means the Person acting as depositary under the Class D Deposit Agreement. [2000-2 only]

            "CLASS D ESCROW AGENT" means the Person acting as escrow agent under the Class D Escrow Agreement. [2000-2 only]

            "CLASS D ESCROW AGREEMENT" means the Escrow and Paying Agent Agreement (as defined in the Class D Note Purchase Agreement); provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Agreement shall be effective unless consented to by Owner. [2000-2 only]

            "CLASS D NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the Class D Issuance Date, among the Owner, the Class D Pass Through Trustee, WTC, as subordination agent under the intercreditor agreements referred to therein, Wells Fargo Bank Northwest, National Association, as escrow agent, and WTC, as paying agent; provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Agreement shall be effective unless consented to by Owner.

            "CLASS D PASS THROUGH TRUST AGREEMENT" means the Trust Supplement No. 2001-2D, dated as of the Class D Issuance Date, together with the Basic Pass Through Trust Agreement, between Owner and the Class D Pass Through Trustee; provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Agreement shall be effective unless consented to by Owner.

            "CLASS D PASS THROUGH TRUSTEE" means WTC, in its capacity as pass through trustee for the Class D Pass Through Trust.

            "CLASS D PAYING AGENT" means the Person acting as paying agent under the Class D Escrow Agreement. [2000-2 only]

            "ELIGIBLE ACCOUNT" means an account established by and with an Eligible Institution at the request of the Mortgagee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Mortgagee shall be the "entitlement holder" (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Mortgagee to the exclusion of the Owner, and (e) the "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of New York. [97-4 only]

            "ELIGIBLE INSTITUTION" means the corporate trust department of (a) Wilmington Trust Company, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent. [97-4 only]

            "NY UCC" means the UCC as in effect on the date of determination in the State of New York.

            "OTHER RELATED EQUIPMENT NOTES" means Related Equipment Notes other than the Same Series Related Equipment Notes.

            "OTHER RELATED NOTE HOLDERS" means Related Note Holders of Other Related Equipment Notes.

            "RELATED EQUIPMENT NOTE" means, as of any date, a "Series D Equipment Note" as defined in each Related Indenture, but only if as of such date it is held by the "Subordination Agent" under the "Intercreditor Agreement", as such terms are defined in such Related Indenture.

            "RELATED INDENTURE" means each indenture under which a "Series D Equipment Note" has been issued and purchased by the Class D Pass Through Trustee, other than the Trust Indenture.

            "RELATED MORTGAGEE" means the "Mortgagee" as defined in each Related Indenture.

            "RELATED NOTE HOLDER" means a registered holder of a Related Equipment Note.

            "RELATED SECURED OBLIGATIONS" means, as of any date, the outstanding "Original Amount", as defined in each Related Indenture, of the Related Equipment Notes issued under such Related Indenture and the accrued and unpaid interest due thereon in accordance with such Related Indenture as of such date.

            "SAME SERIES RELATED EQUIPMENT NOTES" means Related Equipment Notes issued under the Operative Indentures (other than this Trust Indenture).

            "SAME SERIES RELATED NOTE HOLDERS" means Related Note Holders of Same Series Related Equipment Notes.

            SECTION 2.16 ANNEX B.

            Section D of Annex B is amended by inserting in paragraph (i) after "each Note Holder," the following: "each Related Mortgagee, each Related Note Holder,"

            SECTION 2.17 TRUST INDENTURE SUPPLEMENT.

            Trust Indenture and Mortgage Supplement No. 1 to the Trust Indenture is amended by deleting in the first Whereas clause the following: "to the date hereof".

            SECTION 3. CERTAIN TERMS OF SERIES D EQUIPMENT NOTES. The Series D Equipment Notes shall bear interest at the rate of 7.568% per annum. The Original Amount of the Series D Equipment Notes shall be due and payable in full on December 1, 2006 and shall not exceed the maximum amount as provided in the Class D Note Purchase Agreement.

            SECTION 4. CONSTRUCTION. Effective as of the date hereof, all references in the Trust Indenture to the "Trust Indenture" shall be deemed to refer to the Trust Indenture as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder. Except as otherwise specified in this Amendment, the Trust Indenture shall remain in all respects unchanged and in full force and effect.

            SECTION 5. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

            SECTION 6. COUNTERPARTS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                       [Remainder of this page is blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date and year first above written.


                                        CONTINENTAL AIRLINES, INC.



                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                        WILMINGTON TRUST COMPANY,
                                          not in its individual
                                          capacity, but solely as
                                          Mortgagee



                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                        WILMINGTON TRUST COMPANY,
                                          as Securities Intermediary



                                        By
                                          --------------------------------------
                                          Name:
                                          Title: